                                                                     EXHIBIT 2.1


                                                   *** Text Omitted and Filed
                                                       Separately. Confidential
                                                       Treatment Requested Under
                                                       17 C.F.R. Sections
                                                       200.80(b)(4), 200.83 and
                                                       240.24b-2


                            ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN


                          PROMETHEUS LABORATORIES, INC.


                                       AND


                              CONNETICS CORPORATION





                                  APRIL 9, 2001

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
ARTICLE 1   DEFINITIONS...................................................................1

     1.1    Defined Terms.................................................................1

ARTICLE 2   PURCHASED ASSETS..............................................................6

     2.1    Assets to be Sold and Purchased...............................................6

     2.2    Liabilities...................................................................6

ARTICLE 3   PURCHASE PRICE; TAXES; PAYMENTS...............................................7

     3.1    Purchase Price................................................................7

     3.2    Payment of Purchase Price.....................................................7

     3.3    Transfer Taxes................................................................8

     3.4    Royalty Payments to Connetics.................................................8

     3.5    Payments to SKB...............................................................8

     3.6    Invoices from SKB.............................................................8

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF CONNETICS...................................8

     4.1    Incorporation, Organization and Qualification.................................8

     4.2    Authorization and Validity of Agreement.......................................8

     4.3    Title to Purchased Assets.....................................................9

     4.4    Financial Information.........................................................9

     4.5    Litigation....................................................................9

     4.6    Inventory.....................................................................9

     4.7    Product Formulas.............................................................10

     4.8    Regulatory Issues............................................................10

     4.9    Compliance with Law..........................................................10

     4.10   Connetics Contracts..........................................................11

     4.11   Intellectual Property Rights.................................................12

     4.12   Schedules....................................................................12

     4.13   Copies of Marketing Documents................................................13

     4.14   Health, Safety, Employment and Environmental Matters.........................13

     4.15   Ordinary Course..............................................................13

     4.16   Governmental Approvals.......................................................13

     4.17   Manufacturing................................................................13
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                                        i

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     4.18   Product Transfer.............................................................14

     4.19   Customers; Distributors......................................................14

     4.20   Sale of Products.............................................................14

     4.21   Solvency.....................................................................14

ARTICLE 5   COVENANTS OF CONNETICS.......................................................15

     5.1    Conduct of the Business After Date of Term Sheet.............................15

     5.2    Release of Security Interest.................................................15

     5.3    Post Closing Orders..........................................................16

     5.4    Confidentiality..............................................................16

     5.5    Financial Information........................................................16

     5.6    Product Complaints...........................................................16

     5.7    Recalls of Product...........................................................16

     5.8    Non-Compete..................................................................17

     5.9    Insurance....................................................................17

     5.10   Access and Investigation.....................................................17

     5.11   Notification; Updates to Schedules...........................................17

     5.12   No Negotiation...............................................................18

ARTICLE 6   REPRESENTATIONS AND WARRANTIES OF PROMETHEUS.................................18

     6.1    Incorporation, Organization and Qualification of Prometheus..................18

     6.2    Corporate Action.............................................................18

     6.3    Governmental Approvals.......................................................18

     6.4    Governmental Permits and Licenses............................................19

     6.5    Solvency.....................................................................19

ARTICLE 7   COVENANTS OF PROMETHEUS......................................................19

     7.1    Insurance....................................................................19

     7.2    Confidentiality..............................................................19

     7.3    Pharmascience Agreement; Supply Agreement....................................20

     7.4    Connetics' Audit Rights......................................................20

     7.5    Audit Fees...................................................................20

     7.6    Financial Information........................................................20
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

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     7.7    Paladin Inventory and Credit.................................................20

     7.8    Ridaura Agreement............................................................20

ARTICLE 8   MUTUAL COVENANTS.............................................................21

     8.1    Trade Returns................................................................21

     8.2    Product Liability............................................................21

     8.3    Brokers......................................................................21

     8.4    Allocation of Purchase Price.................................................22

     8.5    Best Efforts.................................................................22

     8.6    Best Efforts to Obtain Satisfaction of Conditions............................22

     8.7    Adverse Event Reports........................................................22

     8.8    Transfer of Registrations, Etc...............................................22

     8.9    Use of Name..................................................................22

     8.10   Transfer of Regulatory Documents and Responsibility..........................23

     8.11   Coordination of Regulatory Reporting Responsibilities........................23

ARTICLE 9   CLOSING ARRANGEMENTS.........................................................24

     9.1    Closing Arrangements.........................................................24

            9.1.1  Connetics' Delivery of Closing Documents..............................24

            9.1.2  Prometheus' Delivery of Closing Documents.............................24

            9.1.3  Payment of Purchase Price.............................................24

            9.1.4  Physical Delivery.....................................................25

            9.1.5  Paladin Inventory.....................................................25

     9.2    Transfer Expenses--Intellectual Property.....................................25

ARTICLE 10  PROMETHEUS' CONDITIONS OF CLOSING............................................25

     10.1   Representations and Warranties at Closing....................................25

     10.2   Compliance With Terms and Conditions.........................................25

     10.3   Necessary Consents...........................................................25

     10.4   No Actions Taken Restricting Sale............................................25

     10.5   SKB Consent..................................................................26

     10.6   Pharmascience Consent........................................................26

     10.7   Financing....................................................................26
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     10.8   Insurance Certificate........................................................26

ARTICLE 11  CONNETICS' CONDITIONS OF CLOSING.............................................26

     11.1   Compliance with Terms........................................................26

     11.2   No Action Taken Restricting Sale.............................................26

     11.3   Insurance Certificate........................................................26

ARTICLE 12  CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES.................................27

ARTICLE 13  INDEMNIFICATION..............................................................27

     13.1   Connetics' Indemnification...................................................27

     13.2   Prometheus' Indemnification..................................................27

     13.3   Claims Procedures............................................................28

     13.4   Nature of Survival of Representations, Etc...................................29

ARTICLE 14  TERMINATION..................................................................29

     14.1   Termination Events...........................................................29

     14.2   Termination Procedures.......................................................29

     14.3   Effect of Termination........................................................30

     14.4   Non-Exclusivity of Termination Rights........................................30

     14.5   Termination Fee..............................................................30

ARTICLE 15  MISCELLANEOUS................................................................30

     15.1   Further Assurances...........................................................30

     15.2   Announcements................................................................31

     15.3   Fees and Expenses............................................................31

     15.5   Attorneys' Fees..............................................................32

     15.6   Notices......................................................................32

     15.7   Applicable Law...............................................................32

     15.8   Remedies Cumulative; Specific Performance....................................32

     15.9   Entire Agreement.............................................................33

     15.10  Waiver.......................................................................33

     15.11  Severability.................................................................33

     15.12  Knowledge....................................................................33

     15.13  Counterparts.................................................................33
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     15.14  Singular/Plural..............................................................33

     15.15  Headings, Etc................................................................33

     15.16  Successors and Assigns; Parties in Interest..................................34
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

                            ASSET PURCHASE AGREEMENT


        THIS ASSET PURCHASE AGREEMENT entered into as of April 9, 2001 (the "EFFECTIVE DATE") is made by and between PROMETHEUS LABORATORIES, INC., a California corporation, having its principal place of business at 5739 Pacific Boulevard, San Diego, California 92121 ("PROMETHEUS"), and CONNETICS CORPORATION, a Delaware corporation, having its principal place of business at 3400 West Bayshore Road, Palo Alto, California 94303 ("CONNETICS"). Prometheus and Connetics are sometimes referred to in this Agreement individually as a "PARTY" and collectively as the "PARTIES."

                                   BACKGROUND

        Connetics manufactures and sells the prescription pharmaceutical product Ridaura(R) (auranofin) (the "PRODUCT"), and Prometheus, desires to purchase and Connetics desires to sell the Product and the Purchased Assets (as defined in this Agreement), on the terms and conditions set forth in this Agreement.

        THEREFORE, in consideration of the mutual covenants and undertakings of the Parties set forth below, the Parties, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

        1.1 DEFINED TERMS. The following terms shall be deemed to have the meanings stated below:

        "ACQUISITION TRANSACTION" means any transaction involving the sale or other disposition of all or any portion of the Purchased Assets (other than the sale and disposal of Product in the ordinary course of business), whether by asset sale, stock sale, merger, consolidation, business combination, share exchange, reorganization or similar transaction involving Connetics.

        "AFFILIATE" means, for so long as one of the following relationships is maintained, any corporation or other business entity controlled by, controlling, or under common control with another entity; with "control" meaning direct or indirect beneficial ownership of more than 50 percent (50%) of the voting stock of such corporation, or more than 50 percent (50%) interest in the decision-making authority of such other unincorporated business entity.

        "AGREEMENT" means this Asset Purchase Agreement (including all exhibits and schedules hereto) and any amendments to this Agreement.

        "ASSUMED LIABILITIES" shall have the meaning set forth in Section 2.2.1.

        "BUSINESS DAY" means any day excluding Saturday, Sunday and any other day which in the United States is a national legal holiday or any day on which national banking institutions are authorized by law to close.



                                       1.

        "CLOSING" shall mean the closing of the transactions contemplated by this Agreement.

        "CLOSING DATE" means 1:00 o'clock p.m. Pacific Time on April 30, 2001 or such other date as the Parties mutually agree, at which time the Parties are to deliver the closing documents described in Article 9 and at which time the Closing will take place.

        "CONNETICS CONTRACTS" shall have the meaning set forth in Section 4.10.

        "CONNETICS PERIOD OF OWNERSHIP" shall mean the period from December 2, 1996 to the Closing Date.

        "CONTRACT" means any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

        "ENCUMBRANCE" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        "ENTITY" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "EXCLUDED ASSETS" means the assets identified on Schedule 1.1 (to the extent owned by Connetics on the Closing Date).

        "FINISHED GOODS" means Product that is finished, packaged and ready for commercial sale.

        "GOVERNMENTAL BODY" means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court, arbitrator or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.



                                       2.

        "GOVERNMENTAL AUTHORIZATION" means any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        "INDEMNIFIED PARTY" shall have the meaning set forth in Section 13.3.1.

        "INDEMNIFYING PARTY" shall have the meaning set forth in Section 13.3.1.

        "INTELLECTUAL PROPERTY" means:

                      (a) all trademarks (whether registered or unregistered), trade names and applications therefor, brand names, logotypes and symbols to the extent owned by or licensed to Connetics and used solely or primarily in the manufacture or sale of the Product in the Territory, all renewals, modifications and extensions thereof, together with the goodwill associated with any of the foregoing, including, without limitation, such of the foregoing as are listed or described in Schedule 4.11; and

                      (b) all patents and patent applications (including continuations, continuations-in-part, renewals, reissues, modifications and extensions thereof), trade secrets, know-how, formulations, designs, discoveries, processes, manufacturing techniques, improvements, ideas, copyrights (whether registered or unregistered), copyrightable works and other inventions (whether or not patentable), in each case to the extent owned by or licensed to Connetics and claiming the manufacture, use or sale of the Product in the Territory, including, without limitation, those that are listed in
Schedule 4.11; provided, however, that "Intellectual Property" does not include Connetics' name or any variation thereof, the corresponding logos or current trade dress of the Product (except for the trademarks listed in Schedule 4.11).

        "INVENTORIES" means all of Connetics' inventories of Finished Goods in the Territory at the Closing Date and any rights of Connetics to any warranties received from manufacturers and sellers with respect to such Finished Goods as set forth in Schedule 4.6.

        "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

        "LIABILITY" means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.



                                       3.

        "NET SALES" means the proceeds actually received from the sale of the Product to purchasers, less:

                      (a) credits on account of the rejection, return or billing errors relating to any Product previously billed and paid; and

                      (b) Product returns, reimbursement and invoice adjustments, including rebates and chargebacks;

in each case, to the extent allowed and taken and separately stated in the statements or invoices therefor and/or supported by written documentation pertaining thereto.

        "ORDER" means any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

        "PALADIN" means Paladin Labs, Inc.

        "PERSON" means any individual, Entity or Governmental Body.

        "PHARMASCIENCE AGREEMENT" means the Supply Agreement between Connetics and Pharmascience, Inc. dated December 19, 1997, a copy of which is set forth at Exhibit A.

        "PHARMASCIENCE" means Pharmascience, Inc., a Canadian corporation, and its divisions and Affiliates.

        "PRE-CLOSING PERIOD" shall mean the period from January 1, 2001 through the Closing Date.

        "PROCEEDING" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

        "PRODUCT" means Ridaura(R) (auranofin).

        "PURCHASE PRICE" shall have the meaning set forth in Section 3.1.

        "PURCHASED ASSETS" means any and all of the property, rights, interests and other tangible and intangible assets of Connetics necessary for or related to the use, manufacture or sale of the Product in the Territory (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles), including any such assets acquired by Connetics during the Pre-Closing Period; provided, however, that the Purchased Assets shall not include any Excluded Assets. Without limiting the generality of the foregoing, the Purchased Assets shall include:



                                       4.

                      (a) all Intellectual Property;

                      (b) the Internet domain name "Ridaura.com" and any content associated with such Internet domain name or website;

                      (c) all regulatory submissions (whether completed or in process) to any Governmental Body in the Territory relating to the manufacture, use or sale of the Product, including all annual reports, adverse event reports, Event Net database and other adverse event submission tracking information, and amendments and supplements to any of the foregoing, including, without limitation, New Drug Application No. * and all supplements thereto, as amended,
* dated * and * dated *, each on file with the U.S. Food and Drug Administration (the "FDA") (collectively, the "REGULATORY DOCUMENTS");

                      (d) all data and information in the possession of Connetics or its Affiliates or agents relating to the Product, including, without limitation, all data generated from clinical trials of the Product (whether completed or in progress) and all information in the possession of Connetics or its Affiliates or agents as of the Closing Date relating to the manufacture, testing, stability, release and shelf life of the Product;

                      (e) all Inventories, active pharmaceutical ingredient ("API") and all work-in-process inventory relating to the Product owned by Connetics (whether held at Connetics' facilities or the facilities of Connetics' contract manufacturers, contractors, subcontractors, or agents);

                      (f) with the exception of any and all rights Connetics may have against SKB relating to Product up to and including Lot * all rights of Connetics under the Ridaura Agreement;

                      (g) all rights of Connetics under the Pharmascience Agreement;

                      (h) all rights of Connetics under the Supply Agreement;

                      (i) the existing lists of current, past and prospective customers for the Product, records of volumes of gross sales and all reserves by month for the twelve months ending December 31, 2000 and unaudited from January 1, 2001 through the Closing Date; written contracts and documentation in Connetics' possession pertaining to any of the foregoing; provided, however, that Connetics retains its rights to such information with respect to sales of Connetics' products other than the Product;

                      (j) Connetics' existing files pertaining to the Product (whether in written or machine readable form), including, without limitation, research and development files, FDA files pertaining to the Product (including applications and registrations, as applicable), market studies, marketing plans, key physician records, copies of consumer complaint files, sales histories, quality control histories, manufacturing know-how and all other information and data pertaining to the Product which are in the possession of Connetics or its Affiliates or agents and which are accessible by Connetics or its Affiliates using reasonable efforts;

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       5.

                      (k) all work in progress with respect to the improvement, planning, promotion, production, validation, development and distribution of the Product, including, without limitation, all sales, advertising and promotional materials and sales collateral materials (whether in stock or in-process), all original art mechanicals, artwork, electronic media, chromes or other materials for the production of packaging components or sales, advertising and marketing materials, television masters, agreements with advertising agencies and other materials associated with the Product;

                      (l) all unfilled customer orders for the Product as of the Closing Date; and

                      (m) any and all rights Connetics has with regard to * which was withdrawn *.

        "REPRESENTATIVES" means officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

        "RIDAURA AGREEMENT" means the Asset Purchase Agreement for the purchase of Ridaura between Connetics and SKB dated December 2, 1996, a copy of which is set forth at Exhibit D.

        "SKB" means SmithKline Beecham Corporation, a Pennsylvania corporation, and its divisions, Affiliates, successors and assigns.

        "SUPPLY AGREEMENT" means the Supply Agreement for Ridaura (auranofin) between SKB and Connetics (under its former name Connective Therapeutics, Inc.) dated as of December 31, 1996, a copy of which is set forth at Exhibit B.

        "TERRITORY" means the United States and Puerto Rico.

                                    ARTICLE 2

                                PURCHASED ASSETS

        2.1 ASSETS TO BE SOLD AND PURCHASED. Subject to the terms and conditions of this Agreement, Connetics shall cause to be sold, assigned, transferred, conveyed and delivered to Prometheus, and Prometheus shall purchase from Connetics, at the Closing Date, good, valid and marketable title to the Purchased Assets, free of any Encumbrances (other than the Assumed Liabilities).

        2.2 LIABILITIES.

             2.2.1 Prometheus shall assume all Liabilities relating to actions taken, or omissions to act, from and after the Closing Date related to the Purchased Assets, including, without limitation, (a) any Liability arising from any product liability claim or lawsuit or any FDA or other state or federal governmental agency action or notification relating to the Product to the extent the same relate to actions taken, or omissions to act, from and after the Closing Date, (b) Liabilities arising from and after the Closing Date under the Supply Agreement and the Pharmascience Agreement and Liabilities arising from and after the Closing Date under Section

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       6.

4.2 of the Ridaura Agreement and such other Connetics Contracts listed in
Schedule 4.10 hereto, (c) Liabilities arising from any product liability claim or lawsuit or any FDA or other state or federal government agency action or notification relating to Lot * or any subsequent Lots, except to the extent any such claim, lawsuit, action or notification described in this clause
(c) is made, or initiated prior to the Closing Date (collectively, the "ASSUMED LIABILITIES"). Notwithstanding the foregoing, if the Closing does not occur and Prometheus does not acquire the Purchased Assets as contemplated by this Agreement, then Prometheus shall not assume, and shall not be liable for, the Assumed Liabilities for any period of time.

             2.2.2 Subject to 2.2.1 above, prior to and after the Closing Date, Connetics shall promptly pay and discharge all Liabilities arising prior to the Closing Date in respect of the Purchased Assets as such liabilities come due.

             2.2.3 Except for the Assumed Liabilities and except as otherwise provided in this Agreement, Prometheus shall not assume or be liable for any Liabilities of Connetics whatsoever, including, without limitation, product liability, liability in tort (including unripened liabilities due to past actions or sales), indebtedness for money borrowed, tax liabilities, obligations to employees, and liabilities for trade promotions related to the Purchased Assets occurring prior to the Closing Date or to acts or omissions occurring prior to the Closing Date.

                                    ARTICLE 3

                         PURCHASE PRICE; TAXES; PAYMENTS

        3.1 PURCHASE PRICE.

             3.1.1 As consideration for the sale of the Purchased Assets to Prometheus, Prometheus shall pay Connetics nine million dollars ($9,000,000) (the "PURCHASE PRICE"). Notwithstanding the foregoing, if Connetics realizes Net Sales of Product in excess of *, provided that the difference between gross sales and Net Sales in the Pre-Closing Period will not exceed *, and Closing occurs on or before April 30, 2001, then such Net Sales that Connetics realizes in excess of the * in the Pre-Closing Period shall be deducted from the Purchase Price. If the Closing does not occur on or before April 30, 2001, then the parties shall renegotiate the allowed Pre-Closing Period Net Sales described in this Section 3.1.

             3.1.2 No later than ninety (90) days following the Closing Date, Connetics shall supply to Prometheus audited Product line financial statements down to gross margin for the Product for each of the three calendar years prior to the Closing Date as required by Section 5.5, Prometheus' sole remedy shall be an adjustment to the Purchase Price in the following circumstance: if the audited gross margin supplied shows gross margin to be less than *, or there is a difference between the audited and unaudited gross margin in excess of * in any of the three individual years, the Purchase Price shall be reduced by an amount equal to the difference between the unaudited gross margin for the three years ending December 31, 2000 and the audited gross margin for the three years ending December 31, 2000, or the difference between audited and unaudited gross margin for any individual year in excess of *. Connetics

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       7.

shall pay any such required amount to Prometheus within (15) days following completion of the audit.

        3.2 PAYMENT OF PURCHASE PRICE. The Purchase Price specified in Section
3.1 shall be paid and satisfied by the delivery by Prometheus to Connetics at the Closing Date of a wire transfer of funds to a bank account to be designated by Connetics.

        3.3 TRANSFER TAXES. Prometheus shall be liable for and shall pay all state and local sales and use taxes payable in connection with the conveyance and transfer of the Purchased Assets by Connetics to Prometheus.

        3.4 ROYALTY PAYMENTS TO CONNETICS. Prometheus shall pay Connetics a royalty equal to * percent * of the Net Sales of the Product in excess of $4,000,000 in any calendar year for a period of five years, beginning on the Closing Date. Royalty payments and quarterly reports for the sale of Product shall be calculated and reported to Connetics for each calendar quarter and each calendar year, commencing with the Closing Date and continuing for a period of five (5) years from said date. All royalty payments due to Connetics under this Agreement shall be paid within thirty (30) days of the end of each calendar quarter for which royalty payments are due; provided, however, that no royalty payments shall become due in any calendar quarter prior to the time that Net Sales of Product for such calendar year exceed $4,000,000. Each payment of royalties shall be accompanied by a report of Net Sales of Product in sufficient detail to permit confirmation of the accuracy of the royalty payments made, including, without limitation, the quantity of Product sold, the gross sales and Net Sales of Product, the royalties, in U.S. dollars, payable, the method used to calculate the royalty and the exchange rates used.

        3.5 PAYMENTS TO SKB. Subject to Closing occurring, Prometheus shall pay to SKB the payments to be paid by Connetics to SKB with respect to sales of Product from and after the Closing Date pursuant to Section 4.2 of the Ridaura Agreement.

        3.6 INVOICES FROM SKB. Prometheus shall pay all SKB invoices for Product acquired after the Closing Date other than invoices relating to Lots * which shall be the responsibility of Connetics.

                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF CONNETICS

        Connetics hereby represents and warrants to Prometheus as follows:

        4.1 INCORPORATION, ORGANIZATION AND QUALIFICATION. Connetics is a corporation duly incorporated, validly existing and in good standing under the law of Delaware, and has the corporate power to carry on its business as it is now being conducted. Connetics is duly qualified to do business and is in good standing in every jurisdiction where the nature of the business conducted by it with respect to the Purchased Assets or the Product makes such qualification necessary, except in such jurisdictions where the failure to so qualify does not in the aggregate have a material adverse effect on Connetics' business taken as a whole.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       8.

        4.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. Connetics has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Connetics' obligations under this Agreement have been duly authorized by all necessary corporate action of Connetics' Board of Directors, and no other corporate proceedings on the part of Connetics are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Connetics and constitutes a valid and binding obligation of Connetics, enforceable against Connetics in accordance with its terms. Execution of this Agreement and consummation of the transactions contemplated by this Agreement will not result in the violation of, or conflict with, any of the terms and provisions of Connetics' certificate of incorporation or bylaws or of any Legal Requirement or Order of any Governmental Body having jurisdiction over Connetics, the Product or the Purchased Assets or of any Contract to which Connetics may be a party.

        4.3 TITLE TO PURCHASED ASSETS. Connetics is the sole owner of all the Purchased Assets with good, valid and marketable title, free and clear of any Encumbrances (subject to a security interest in favor of Silicon Valley Bank, which security interest shall be released prior to the Closing in accordance with Section 5.2), and has the right to transfer to Prometheus good, valid and marketable title, free and clear of any Encumbrances. The Purchased Assets will collectively constitute, as of the Closing Date, all of the properties, rights, interests and other tangible and intangible assets necessary to enable Prometheus to conduct the business of manufacturing and selling the Product in the manner in which such business is currently being conducted by Connetics.

        4.4 FINANCIAL INFORMATION. All financial statements provided by Connetics to Prometheus pursuant to Section 5.5 hereof will have been prepared in accordance with U.S. generally accepted accounting standards, consistently applied, and will be in such form and include such content as is necessary to satisfy the Securities and Exchange Commission Regulation S-X reporting requirements of Prometheus with regard to the business related to the Purchased Assets. In addition, all financial statements and financial information provided by Connetics to Prometheus pursuant to Section 5.5 hereof will fairly and accurately represent the subject matter of such financial statements and financial information.

        4.5 LITIGATION. There is no pending Proceeding, and no Person has threatened to commence any Proceeding, at law or in equity or by or before any Governmental Body that (a) relates to or might affect any of the Purchased Assets or (b) challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. No event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as the basis for the commencement of any such Proceeding. There is no Order to which Connetics or any of the Purchased Assets is subject. Since December 31, 1996, there has not been any occurrence of, nor is there under consideration or investigation by Connetics or any Governmental Body of, any product recall, or post-sale warning conducted by or on behalf of Connetics or any Governmental Body concerning any product or any product recall conducted by or on behalf of any Entity as a result of any alleged defect in any Product.

        4.6 INVENTORY. Schedule 4.6 provides an accurate and complete breakdown of all Inventory of Finished Goods and all raw materials, API and work-in-process inventory relating



                                       9.

to the Product as of the Effective Date, which schedule shall be updated at Closing and delivered to Prometheus and shall include the quantities of such Inventories and the location where it is stored. Each of the foregoing is of a type, quality and quantity useable and saleable (without discount in excess of discounts customarily provided by Connetics) in the ordinary course of business related to the Product. The inventory levels maintained by Connetics (a) are not excessive in light of Connetics' normal operating requirements and (b) are adequate for the conduct of Connetics' operations in the ordinary course of business. Upon delivery to Prometheus, all Inventories of Finished Goods will have a remaining shelf life of not less than twelve (12) months. If any Inventory of Finished Goods sold by Prometheus has a remaining shelf life of less than twelve (12) months, then Connetics shall reimburse to Prometheus the average wholesale price (AWP) of every individual unit of Product not sold by the expiration date of that unit or subsequently returned from Prometheus' distributors or customers.

        4.7 PRODUCT FORMULAS. Connetics shall have, prior to the date of the Closing, supplied Prometheus with a true and complete copy of the current formulations and production methodologies of the Product and that the same is sufficient to enable Prometheus to manufacture the Product as it is manufactured by or on behalf of Connetics immediately prior to the Closing Date, including, without limitation, all existing information in written or electronic form that relates to chemical processes for the production of API and intermediates in the preparation of the Product, the in-process analytical controls for the production of the API and the Product, the process, formulation and development reports generated for the preparation of the Product, the analytical methods and validation for the quality control release of the API and the Product, and the stability protocols, stability indicating methods and stability dates for the API and the Product.

        4.8 REGULATORY ISSUES. Connetics shall have, prior to the Closing Date, delivered or made available to Prometheus all documents that reflect all material regulatory issues with respect to the Product. Such copies shall be true and correct in all material respects. In particular, and notwithstanding the generality of the foregoing, on or before the Closing Date, Connetics shall have provided Prometheus with:

             4.8.1 true and accurate copies of all relevant FDA and other regulatory agency correspondence, including, without limitation, Connetics' adverse event and post-marketing surveillance databases of the Product for the three years preceding the date of this Agreement;

             4.8.2 any medical communications department correspondence regarding the Product for the three years preceding the date of this Agreement;

             4.8.3 true and accurate written disclosure of any pending, or, to Connetics' knowledge, threatened, product liability claims or litigation pertaining to the Product;

             4.8.4 a copy of the FDA regulatory chronology for the Product detailing interactions with the agency since the filing of the NDAs for the Product;

             4.8.5 the Annual Reports for the Product for the three years preceding the date of this Agreement; and

             4.8.6 true and accurate copies of all Regulatory Documents.



                                       10.

        4.9 COMPLIANCE WITH LAW. Schedule 4.9 lists all FDA and other administrative approvals, registrations and permits relating to the Purchased Assets. Except as described on Schedule 4.9, (a) Connetics has at all times conducted and is currently conducting the manufacture, promotion, advertising, marketing and sale of the Product in compliance with all applicable Legal Requirements, (b) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by Connetics of, or a failure on the part of Connetics to comply with, any Legal Requirement; and (c) Connetics has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of Connetics to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature. The manufacture of the Products by Connetics and its contract manufacturers conforms in all material respects to the FDA's current "good manufacturing practices" regulations for finished pharmaceuticals as applicable and as currently interpreted and enforced. Connetics has delivered to Prometheus an accurate and complete copy of each report, study, survey or other document to which Connetics has access that addresses or otherwise relates to the compliance of Connetics with, or the applicability to Connetics of, any Legal Requirement. To the best of the knowledge of Connetics, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (i) may have an adverse effect on the business of the manufacture and sale of the Products or on the ability of Connetics to comply with or perform any covenant or obligation under this Agreement, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

        4.10 CONNETICS CONTRACTS. Schedule 4.10 identifies and provides an accurate description of each Contract included in or relating to the Purchased Assets or the manufacture, use or sale of the Product in the Territory (collectively, "CONNETICS CONTRACTS"). Connetics has delivered to Prometheus accurate and complete copies of all Connetics Contracts, including all amendments thereto. Without limiting the generality of the foregoing, Connetics has provided Prometheus with copies of all managed care contracts, retail incentive contracts, distribution agreements, policies and procedures regarding pricing and promotion to wholesale, trade, managed care organizations, hospitals, and any other special deals, prices, contracts and programs of historical value to the Product. Except as otherwise provided in Schedule 4.10, the Connetics Contracts are valid and in full force and effect, as of the Closing Date. Except as set forth in Schedule 4.10: (a) there are no contracts which relate to the Product in the Territory; (b) no Person has violated or breached, or declared or committed any default under, any Connetics Contract;
(c) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (i) result in a violation or breach of any of the provisions of any Connetics Contract, (ii) give any Person the right to declare a default or exercise any remedy under any Connetics Contract, (iii) give any Person the right to accelerate the maturity or performance of any Connetics Contract, or (iv) give any Person the right to cancel, terminate or modify any Connetics Contract; (d) Connetics has not received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Connetics Contract; and (e) Connetics has not waived any right under any Connetics Contract. Connetics will use its best endeavors to facilitate the transfer and/or assignment of all contracts of value relating to the Product to



                                       11.

Prometheus; provided, however, that Connetics shall only be obligated to use its best endeavors to assign any managed care contract relating to the Product to the extent such contract permits such assignment and only to the extent such contract relates to the Product. Except as set forth in Schedule 4.10, no Person is renegotiating, or has the right to renegotiate, any amount paid or payable to Connetics under any Connetics Contract or any other term or provision of any Connetics Contract. Connetics has no knowledge of any basis upon which any party to any Connetics Contract may object to (i) the assignment to Prometheus of any rights under such Connetics Contract, or (ii) the delegation to or performance by Prometheus of any obligations under such Connetics Contract. The Connetics Contracts collectively constitute all of the Contracts necessary to enable Connetics to conduct its business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

        4.11 INTELLECTUAL PROPERTY RIGHTS.

             4.11.1 Schedule 4.11 identifies and provides a brief description of all Intellectual Property owned by Connetics. Connetics is the beneficial owner of all right, title and interest in the Intellectual Property and the registered owner of all right, title and interest in the items listed on Schedule 4.11, and has the right to use, license, sublicense or assign the Intellectual Property without liability to, or any requirement to obtain the consent of, any other person, except as described in Schedule 4.11. Except as set forth in Schedule
4.11 there are no agreements, understandings, instruments, contracts, trade secrets or other proprietary rights to or from Connetics affecting the Intellectual Property.

             4.11.2 Except as otherwise set forth in Schedule 4.11, all of the Intellectual Property listed in Schedule 4.11 as registered or filed has been duly registered or filed in the U.S. Patent and Trademark office and is currently valid.

             4.11.3 To the best of Connetics' knowledge, there are no infringements, threats of infringements or asserted or unasserted claims by Connetics of infringement or misappropriation of any of the Intellectual Property in the Territory nor are there any asserted or unasserted claims by Connetics contesting or challenging the right, title, or interest of any other person in any of the Intellectual Property.

             4.11.4 There are no outstanding threatened or actual claims asserted against Connetics alleging the infringement or misappropriation by Connetics of any intellectual property of any other party that may affect the Purchased Assets or the revocation, withdrawal, expiration, abandonment, or breach of any right to use the Intellectual Property in the Territory. Connetics has not been notified of any such claim or any person nor does Connetics know of any basis for the existence of any such claim in the Territory.

             4.11.5 Connetics has taken commercially reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of the Intellectual Property (except Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Intellectual Property.



                                       12.

             4.11.6 Connetics has, and Prometheus will acquire at the Closing, the right to use the name "Ridaura" and variations thereof and the domain name "Ridaura.com."

        4.12 SCHEDULES. The information included in any Schedule delivered to Prometheus by Connetics under the terms of this Agreement shall be deemed to have been delivered with respect to this Agreement as though fully set forth in this Agreement. All Schedules, and all other information regarding Connetics and the Purchased Assets that has been furnished to Prometheus by Connetics or any of Connetics' Representatives, are represented as true, correct and complete in all respects, except to the extent specifically addressed in individual representations, warranties and Schedules. To the best of Connetics knowledge and belief, no representation or warranty of Connetics in this Agreement with respect to Connetics, the Purchased Assets or the Assumed Liabilities fails to state any material fact necessary in order to make the representations, warranties and information of or with respect to Connetics or the Purchased Assets (in light of the circumstances under which such representations, warranties or information were or will be made or provided) not false or misleading.

        4.13 COPIES OF MARKETING DOCUMENTS. Connetics will transfer to Prometheus all sales and marketing plans for the Connetics Period of Ownership relating to the Product, including but not limited to copies of all clinical studies, advertising materials, sales collateral materials, etc., all sales and marketing materials currently in stock or in-process, all artwork, electronic media, chromes, and other materials for the production and printing of sales and marketing materials, and all convention graphics, panels, displays, artwork, etc. In addition, Connetics shall supply Prometheus with copies of all qualitative and quantitative market research data and materials including syndicated and custom studies and reports, sales and prescription data from IMS Health and any other market data supplier, customer lists, sales targets, prescriber data, etc.

        4.14 HEALTH, SAFETY, EMPLOYMENT AND ENVIRONMENTAL MATTERS. To the extent that the failure to do so or be so would have a material adverse effect upon the Purchased Assets, Connetics is in compliance with all Legal Requirements related to health and occupational safety, environment and hazardous materials and employment practices, that are applicable to Connetics or its business related to the Purchased Assets, and Connetics has conducted its business relating to the Purchased Assets in compliance with such Legal Requirements.

        4.15 ORDINARY COURSE. From December 31, 1996 through the date of this Agreement, Connetics has conducted the business relating to the Purchased Assets only in the ordinary course and there have been no events or circumstances of any kind that have materially and adversely affected the business related to the Purchased Assets.

        4.16 GOVERNMENTAL APPROVALS. Schedule 4.16 identifies each Governmental Authorization that is held by Connetics that relates to or is useful in connection with the business of the Purchased Assets. Each Governmental Authorization identified in Schedule 4.16 is valid and in full force and effect. The Governmental Authorizations identified in Schedule 4.16 constitute all of the Governmental Authorizations necessary to enable Connetics to conduct the business of the Purchased Assets in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted. Except for compliance with the Exchange Act, or as disclosed in
Schedule 4.16, no Governmental



                                       13.

Authorization is or will be necessary for, or in connection with, the execution or delivery by Connetics of this Agreement.

        4.17 MANUFACTURING. Connetics agrees to use its best endeavors to assign its rights under the Supply Agreement to Prometheus on Connetics' current terms on the Closing Date. As part of this assignment, Connetics will provide a complete copy of the terms of manufacture and such other contracts to which Connetics is a party and which are relevant to the manufacture of the Product as well as those contracts to which Connetics is a party covering the period of time since acquisition of the right to manufacture and sell the Product from SKB. Connetics shall use its best endeavors to insure that sufficient quantities of Product continue to be scheduled and manufactured during the period prior to the Closing Date so that no back orders occur prior to, or in the six months following, the Closing. Connetics will use all efforts required to supply or have SKB supply to Prometheus all data regarding the transfer of contract manufacturing for the Product, including, but not limited to, manufacturing processes validation processes, plant and process qualifications, and all associated data.

        4.18 PRODUCT TRANSFER. Subject to Closing occurring, Connetics will cause SKB to transfer such Product to Prometheus in a packaged and finished state ready for shipment to the trade that has been prepared by SKB for Connetics prior to the Closing Date. The Parties agree that quantities of Product represented by Lots * will be transferred by Connetics to Prometheus at the Closing Date less such quantities of Product from Lot * required to be sold by Connetics in light of existing inventory requirements, and subject to the terms of this Agreement.

        4.19 CUSTOMERS; DISTRIBUTORS. Schedule 4.19 accurately identifies, and provides an accurate and complete breakdown of the revenues received from sales of Product to, each customer or other Person that (together which such customer's or other Person's Affiliates) accounted for more than 1% of the sales of Product in 2000 before discount and reserves. Connetics has not received any notice or other communication (in writing or otherwise), and Connetics has not received any other information, indicating that any customer or other Person identified or required to be identified in Schedule 4.19 may cease dealing with Connetics or may otherwise reduce the volume of Product purchases transacted by such Person with Connetics below historical levels. Connetics has not received any notice or other communication (in writing or otherwise), and has not received any other information, indicating that any distributor of the Product may cease acting as a distributor of the Product or otherwise cease dealing with Connetics.

        4.20 SALE OF PRODUCTS. To the best of Connetics knowledge and belief, each Product that has been sold by Connetics to any Person: (i) conformed and complied in all respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and (ii) was free of any design defects construction defects or other defects or deficiencies at the time of sale. No Product manufactured or sold by Connetics has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such Product.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       14.

        4.21 SOLVENCY. Connetics is not now insolvent, and will not be rendered insolvent by any of the transactions contemplated by this Agreement. In addition, immediately after giving effect to the consummation of the transactions contemplated by this Agreement, (a) Connetics will be able to pay its debts as they become due, (b) Connetics will not have unreasonably small assets with which to conduct its present or proposed business and (c) taking into account all contingent pending and threatened litigation, final judgments which might be rendered against Connetics in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Connetics will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions might be rendered) as well as all other obligations of Connetics. The cash available to Connetics, taking into account all other anticipated uses of the cash, will be sufficient to pay all such judgments promptly in accordance with their terms. As used in this Section, (i) "insolvent" means that the sum of the present fair saleable value of Connetics' assets does not and will not exceed its debts and other probable liabilities, and (ii) "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or undisputed or secured or unsecured.

                                    ARTICLE 5

                             COVENANTS OF CONNETICS

        5.1 CONDUCT OF THE BUSINESS AFTER DATE OF TERM SHEET. Except for the steps or actions taken pursuant to the prior written consent of Prometheus, Connetics, from the date of the Term Sheet through the Closing Date, has conducted, and will continue to conduct, its business with respect to the Purchased Assets in good faith and in accordance with the same practices previously followed by it except to the extent specifically contemplated by this Agreement. During that period Connetics:

             5.1.1 has conducted and will continue to conduct the business relating to the Purchased Assets, including without limitation marketing of the Product, only in the normal course;

             5.1.2 has not transferred, and will not transfer, any of the Purchased Assets except Inventories in the normal course;

             5.1.3 has not entered, and will not enter, into any patent, trademark or trade name or know-how licenses, or any other leases, licenses, contracts or other commitments relating to the Purchased Assets, unless each such lease, license, contract or commitment (other than purchase orders for raw materials and Finished Goods placed in the normal course of business) is disclosed to and approved in advance by Prometheus;

             5.1.4 has continued, and will continue, to meet the contractual obligations of, and to pay obligations relating to, the Purchased Assets as they mature in the normal course;

             5.1.5 has preserved, and will preserve, the good relations with respect to the Products with suppliers, business customers and others with whom Connetics has business relations relating to the Products; and



                                       15.

             5.1.6 will not implement any price increases or decreases for the Product or any new trade or consumer promotions without consultation with, and the written approval of, Prometheus, and will not change the terms or conditions of any such promotion in existence on the date of the Agreement without consultation with, and the written approval of, Prometheus.

        5.2 RELEASE OF SECURITY INTEREST. Prior to the Closing Date, Connetics shall cause the security interest of Silicon Valley Bank in the Purchased Assets to be released in full.

        5.3 POST CLOSING ORDERS. Connetics hereby agrees to cease selling and distributing the Product as of the Closing Date. Connetics hereby agrees to assign to Prometheus any orders for Product placed but unfilled as of the Closing Date. From and after the Closing Date, Connetics shall promptly (but in no event later than two Business Days after receipt by Connetics' customer service department) deliver any purchase orders and refer all inquiries it shall receive with respect to the Product to Prometheus.

        5.4 CONFIDENTIALITY. From and after the Closing Date, Connetics shall use the same efforts to maintain the confidentiality of any proprietary or confidential information regarding the manufacture or sale of the Product as Connetics uses with respect to its own prescription pharmaceutical products.

        5.5 FINANCIAL INFORMATION. Upon Closing, Connetics shall supply to Prometheus reviewed but unaudited quarterly Product line financial statements down to gross margin for the Pre-Closing Period and for each calendar quarter therein. No later than ninety (90) days following the Closing Date, Connetics shall supply to Prometheus (i) complete, audited Product contribution financial statements for the business related to the Purchased Assets for the three calendar years prior to the Closing Date, (ii) reviewed but unaudited quarterly Product contribution financial statements down to Product line operating income for the calendar year 2000, and (iii) such financial information regarding the business related to the Purchased Assets for the period from January 1, 2001 through the Closing Date as is necessary to permit Prometheus to prepare complete, audited Product contribution financial statements for the business related to the Purchased Assets therefrom. Such product line financial statements shall not include balance sheets or cash flow statements, however, if it is subsequently determined that such statements are required by the Securities and Exchange Commission rules and regulations, Connetics will provide such audited and unaudited financial statements within ninety (90) days. During the two (2) year period following the Closing Date, at Prometheus' request and expense, during normal business hours and upon reasonable prior written notice, Connetics shall permit an independent certified public accountant appointed by Prometheus to examine such records of Connetics as are necessary to verify the financial information provided by Connetics regarding the business related to the Purchased Assets for the Pre-Closing Period. All financial statements provided by Connetics to Prometheus pursuant to this Section 5.5 shall be prepared in accordance with U.S. generally accepted accounting standards, consistently applied, and shall be in such form and include such content as is necessary to satisfy the Securities and Exchange Commission Regulation S-X reporting requirements of Prometheus with regard to the business related to the Purchased Assets. In addition, all financial statements and financial information provided by Connetics to Prometheus pursuant to this Section 5.5 shall fairly and accurately represent the subject matter of such financial statements and financial information.



                                       16.

        5.6 PRODUCT COMPLAINTS. Following the Closing Date, Connetics shall promptly (and in any event within two Business Days of receipt) provide to Prometheus any complaints received by Connetics with regard to the Product.

        5.7 RECALLS OF PRODUCT. With the exception of Product sold and shipped by Connetics from Lot * and any subsequent Lots which shall be the sole liability of Prometheus, any costs and expenses incurred by Prometheus for any recall of Products sold by Connetics shall be reimbursed by Connetics. Upon initiation of a recall of Product by Prometheus, Prometheus shall notify Connetics in writing of such occurrence. Prometheus shall maintain records of all costs and expenses involved in the recall of Products, and shall provide an invoice of such records to Connetics.

        5.8 NON-COMPETE. From and after the Closing Date, Connetics agrees not to directly or indirectly sell Product, or any product containing the active ingredient auranofin, or chemically similar gold salt in the Territory, or to directly or indirectly supply Product, or any product containing the active ingredient auranofin, or chemically similar gold salt to a Third Party which sells the Product, or any product containing the active ingredient auranofin, or chemically similar gold salt in the Territory, or to otherwise support a Third Party to apply for regulatory approval and commercialize the Product, or any product containing the active ingredient auranofin, or chemically similar gold salt in the Territory.

        5.9 INSURANCE. At all times from the Closing Date through *, Connetics shall maintain product liability insurance written on a claims made form in the amount of not less than * per occurrence, * annual aggregate. Connetics shall provide Prometheus with a certificate of insurance as evidence of such insurance at or before the Closing Date and annually thereafter evidencing the renewal of said insurance. If any such insurance is significantly reduced or restricted, terminated or is otherwise not renewed, Connetics shall immediately notify Prometheus. Connetics' product liability policies shall name Prometheus as an additional insured, *.

        5.10 ACCESS AND INVESTIGATION. Connetics shall ensure that, at all times during the Pre-Closing Period: (a) Connetics and its Representatives provide Prometheus and its Representatives with free and complete access to Connetics' Representatives, personnel and assets and to all existing books, records, tax returns, work papers and other documents and information relating to Connetics and its business relating to the Purchased Assets; (b) Connetics and its Representatives provide Prometheus and its Representatives with such copies of existing books, records, tax returns, work papers and other documents and information relating to Connetics and its business relating to the Purchased Assets as Prometheus may request in good faith; and (c) Connetics and its Representatives compile and provide Prometheus and its Representatives with such additional financial, operating and other data and information relating to Connetics and its business relating to the Purchased Assets as Prometheus may request in good faith.

        5.11 NOTIFICATION; UPDATES TO SCHEDULES. During the Pre-Closing Period, Connetics shall promptly notify Prometheus in writing of: (a) the discovery by Connetics of any event,

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  the Commission. Confidential treatment has been requested with respect to the
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                                       17.

condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by Connetics in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made by Connetics in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (c) any Breach of any covenant or obligation of Connetics; and (d) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Article 10 or Article 11 impossible or unlikely. If any event, condition, fact or circumstance that is required to be disclosed pursuant to this Section 5.11 requires any change in any Schedule hereto, or if any such event, condition, fact or circumstance would require such a change assuming the Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Connetics shall promptly deliver to Prometheus an update to the Schedule specifying such change. No such update shall be deemed to supplement or amend the Schedules for the purpose of (i) determining the accuracy of any representation or warranty made by Connetics in this Agreement or in the closing certificate delivered pursuant to Article 9, or (ii) determining whether any of the conditions set forth in Article 10 has been satisfied.

        5.12 NO NEGOTIATION. Connetics shall ensure that, during the Pre-Closing Period, neither Connetics, nor any Representative of Connetics directly or indirectly: (a) solicits or encourages the initiation of any inquiry, proposal or offer from any Person (other than Prometheus) relating to any Acquisition Transaction; (b) participates in any discussions or negotiations with, or provides any non-public information to, any Person (other than Prometheus) relating to any proposed Acquisition Transaction; or (c) considers the merits of any unsolicited inquiry, proposal or offer from any Person (other than Prometheus) relating to any Acquisition Transaction.

                                    ARTICLE 6

                  REPRESENTATIONS AND WARRANTIES OF PROMETHEUS

        Prometheus hereby represents and warrants to Connetics as follows:

        6.1 INCORPORATION, ORGANIZATION AND QUALIFICATION OF PROMETHEUS. Prometheus is a corporation duly incorporated, validly existing and in good standing under the law of the jurisdiction of its incorporation, and has the corporate power to own or lease its property and to carry on its business as now being conducted by it. Prometheus is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction where the nature of the business conducted by it makes such qualification necessary except in such jurisdictions where the failure to so qualify does not in the aggregate have a material adverse effect on Prometheus' business taken as a whole.

        6.2 CORPORATE ACTION. This Agreement and any other agreements and instruments executed in connection with this Agreement are the valid and binding obligations of Prometheus, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency or



                                       18.

similar laws of general application affecting the enforcement of rights of creditors, and subject to equitable principles limiting rights to specific performance or other equitable remedies, and subject to the effect of federal and state securities laws on the enforceability of indemnification provisions relating to liabilities arising under such laws. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of Prometheus.

        6.3 GOVERNMENTAL APPROVALS. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations presently in effect, is or will be necessary for, or in connection with, execution and delivery of this Agreement or for the performance by Prometheus of its obligations under this Agreement.

        6.4 GOVERNMENTAL PERMITS AND LICENSES. Prometheus is licensed and has received all necessary permits from such state and federal governmental agencies in the Territory where Prometheus will from time to time sell and distribute the Product and will renew and maintain such licenses and permits for those states and territories.

        6.5 SOLVENCY. Prometheus is not now insolvent, and will not be rendered insolvent by any of the transactions contemplated by this Agreement. In addition, immediately after giving effect to the consummation of the transactions contemplated by this Agreement, (a) Prometheus will be able to pay its debts as they become due, (b) Prometheus will not have unreasonably small assets with which to conduct its present or proposed business and (c) taking into account all contingent pending and threatened litigation, final judgments against Prometheus in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Prometheus will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions might be rendered) as well as all other obligations of Prometheus. The cash available to Prometheus, taking into account all other anticipated uses of the cash, will be sufficient to pay all such judgments promptly in accordance with their terms. As used in this Section, (i) "insolvent" means that the sum of the present fair saleable value of Prometheus' assets does not and will not exceed its debts and other probable liabilities, and (ii) "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or undisputed or secured or unsecured.

                                    ARTICLE 7

                             COVENANTS OF PROMETHEUS

        7.1 INSURANCE. At all times from the Closing Date through * ,
Prometheus shall maintain product liability insurance written on a claims made form in the amount of not less than * per occurrence, * annual aggregate. Prometheus shall provide Connetics with a certificate of insurance as evidence of such insurance at or before the Closing Date and annually thereafter evidencing the renewal of said insurance. If any such insurance is significantly reduced or restricted, terminated or is otherwise not renewed, Prometheus shall immediately notify Connetics. Prometheus' product liability policies shall


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       19.

name Connetics as an additional insured, *

        7.2 CONFIDENTIALITY. If there is no Closing under this Agreement, Prometheus shall return all information regarding the Product to Connetics, retaining no copies, excerpts or other analysis or redactions of such information, except that Prometheus may retain one copy of such information in its legal records solely for purposes of establishing its rights and obligations, and Prometheus covenants that no such information shall be disclosed to any third party, other than the Representatives of Prometheus involved in the transaction, and so bound by confidentiality to Prometheus, or utilized in any way by Prometheus in the conduct of its own business.

        7.3 PHARMASCIENCE AGREEMENT; SUPPLY AGREEMENT. Prometheus shall assume all of Connetics' obligations under the Pharmascience Agreement and the Supply Agreement to the extent arising from and after the Closing Date, effective as of the Closing Date, and shall execute such documents as may be required to effect a release of Connetics from such obligations arising from and after the Closing Date under those agreements.

        7.4 CONNETICS' AUDIT RIGHTS. During each year of the period during which royalty payments are payable by Prometheus to Connetics pursuant to Section 3.4 and for a period of two (2) years thereafter, Prometheus shall keep complete and accurate records pertaining to the sale or other disposition of Products in sufficient detail to permit Connetics to confirm the accuracy of payments due under Section 3.4. Connetics shall have the right to cause an independent, certified public accountant reasonably acceptable to Prometheus to audit such records to confirm Net Sales and royalty payments for a period covering not more than the preceding two (2) years. Such audits may be exercised during normal business hours upon reasonable prior written notice to Prometheus. Prompt adjustments shall be made by the Parties to reflect the results of such audit. Connetics shall bear the full cost of such audit unless such audit discloses a variance of more than * due under this Agreement. In such case, Prometheus shall bear the full cost of such audit and shall promptly remit to Connetics the amount of any underpayment.

        7.5 AUDIT FEES. Prometheus has requested that Connetics commission a firm of independent accountants to audit the Product contribution financials down to product-line operating income for the three calendar years prior to the Closing Date as contemplated by Section 5.5 hereof (the "AUDIT"). Upon the Parties entering into this Agreement, Connetics will commence efforts to commission a firm of accountants to perform the Audit in accordance with Prometheus' requirements. Prometheus agrees to reimburse Connetics in accordance with the terms of Connectics' invoice for any and all reasonable fees and associated expenses directly incurred by Connetics or its agents for such independent accountants in connection with the Audit upon presentation of supporting documentation for such expenses.

        7.6 FINANCIAL INFORMATION. Prometheus shall provide SKB and Paladin with such financial information concerning the business of Prometheus as they may from time to time reasonably require in order to facilitate the assignment of their respective agreements with Connetics to Prometheus.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       20.

        7.7 PALADIN INVENTORY AND CREDIT. Prometheus shall assume and perform Connetics' obligations to Paladin with regard to the physical Product inventory held by Connetics in favor of Paladin and transferred to Prometheus at Closing and such credit amount held by Connetics in favor of Paladin with regard to said inventory and agrees to release Connetics from any and all liability Connetics has or may have to Paladin with regard to said inventory and credit.

        7.8 RIDAURA AGREEMENT. With effect from Closing Date Prometheus shall assume all of Connetics' obligations to SKB under Section 4.2 of the Ridaura Agreement and shall execute such documents as may be required to effect a release of Connetics from such obligations arising from and after the Closing Date under the Ridaura Agreement.

                                    ARTICLE 8

                                MUTUAL COVENANTS

        8.1 TRADE RETURNS. Connetics will be responsible for handling and crediting of all returned Product from Lots up to and including Lots * , according to Connetics' currently published returned goods policy. Prometheus will only be responsible for returned Product from Lots beginning with Lot *, according to Prometheus' currently published returned goods policy. Neither Party will take any action to encourage any returns of Products to the other Party. Connetics shall be responsible for all Medicaid rebates rebate transactions with respect to Products for a occurring within the period of * months, from the Closing Date and all other managed care, wholesaler, and retailer rebates and chargebacks rebate and chargeback transactions with respect to Products for a occurring within the period of * months, from the Closing Date. Prometheus shall be responsible for all Medicaid rebates rebate transactions with respect to Products occurring after the end of the * month period following the Closing Date and for all other managed care, wholesaler, and retailer rebates and chargebacks rebate and chargeback transactions with respect to Products occurring after the end of the * month period following the Closing Date. The Parties agree that should Prometheus accept returns of Products or grant credit for or pay Medicaid rebates or other managed care, wholesaler or retailer rebates or chargebacks and rebates with respect to Products during any period that Connetics is responsible for such activities pursuant to this Section 8.1, Connetics shall reimburse Prometheus, within 30 days, upon presentation of proper evidence by Prometheus of such return, credit or payment.

        8.2 PRODUCT LIABILITY. With the exception of Product sold and distributed from Lot * and any subsequent Lots which shall be the sole responsibility of Prometheus (except to the extent any claim, lawsuit, action or notification with respect thereto is made or initiated prior to the Closing
Date), Connetics will maintain responsibility for and indemnify Prometheus for all product liability claims arising out of manufacture, use, or sale of Product prior to the Closing Date. Prometheus will maintain responsibility for all product liability claims arising out of manufacture, use, or sale of Product following the Closing Date and for Prometheus' Liability arising from any product liability claim or lawsuit or any FDA or other state or federal governmental agency action or notification relating to the Product sold and distributed from Lot * and any subsequent Lots from which Product is sold and distributed prior to the Closing Date (except to the extent any claim, lawsuit, action or notification with respect thereto


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  the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       21.

is made or initiated prior to the Closing Date). In particular, Prometheus shall assume liability for and defend, indemnify and hold Connetics harmless from and against any and all claims, proceedings and judgments in any way related to the sale and distribution of the Product from Lot * and any subsequent Lots in any way related to the sale and distribution of the Product by Prometheus after the Closing Date with Connetics' trade dress or packaging.

        8.3 BROKERS. Prometheus represents to Connetics that Prometheus has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission upon the execution of this Agreement or the consummation of such transactions other than Mazier Partners and Credit Suisse First Boston
(CSFB). Prometheus shall be solely responsible for any amounts due to Mazier Partners and CSFB. Connetics represents to Prometheus that Connetics has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or commission upon the execution of this Agreement or the consummation of such transactions. Each Party agrees to indemnify and hold the other Party harmless with respect to any action, claim or demand with respect to any third party claiming any such fee or commission by reason of its relationship to the indemnifying party.

        8.4 ALLOCATION OF PURCHASE PRICE. Schedule 8.4, such schedule to be attached within 90 days of Closing, sets forth the Parties' mutually negotiated allocation of the Purchase price among the Purchased Assets. The Parties agree that said allocation shall be reflected on any returns required to be filed with the Internal Revenue Service or any other foreign or state tax authority arising from this transaction.

        8.5 BEST EFFORTS. Each Party shall use its best efforts to comply with all covenants in this Agreement and to consummate the sale contemplated by this Agreement as expeditiously as possible.

        8.6 BEST EFFORTS TO OBTAIN SATISFACTION OF CONDITIONS. Connetics and Prometheus covenant and agree to use their best efforts to obtain the satisfaction of the conditions specified in this Agreement.

        8.7 ADVERSE EVENT REPORTS. Upon the transfer of the FDA product registrations, Prometheus shall assume responsibility for compliance with FDA regulations, including without limitation adverse event reporting requirements. To the extent that Connetics receives any adverse event reports, Connetics shall promptly (but in no event later than two Business Days after receipt by Connetics) forward copies of such reports to Prometheus at the address set forth in Section 15.3, Attention: Regulatory Affairs. To the extent that Prometheus receives any adverse event reports, whether within or outside of the Territory, Prometheus shall advise SKB and Pharmascience, as appropriate.

        8.8 TRANSFER OF REGISTRATIONS, ETC. Upon Prometheus' request, Connetics will transfer to Prometheus, to the extent legally permissible, any federal health registrations necessary to enable uninterrupted manufacture, marketing and sale of the Product. Connetics will cooperate with Prometheus in disclosing and copying any relevant records and reports that are required to be made, maintained and reported pursuant to law.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       22.

        8.9 USE OF NAME. For a period of 12 months after the Closing Date or such longer period as shall be necessary to exhaust any Inventories (but in no event later than 18 months after the Closing Date), Connetics shall permit Prometheus to use the term and logo for "Connetics Corporation" on the Product and on its packaging and in connection with the sale and distribution in the Territory of the Product (including samples) to wholesale and retail distributors; provided, that Prometheus shall not order any new packaging from four months after the Closing Date which bears any of such names or logos; and provided further, that except as provided in this Section 8.9, Prometheus shall have no right to use the term "Connetics Corporation" as a trade name, trademark or service mark, and provided further that the continued existence in the market place of Finished Goods bearing the foregoing terms and logos after the conclusion of such twelve month or longer period in connection with goods which were sold by Prometheus during such twelve month or longer period shall be permitted.

        8.10 TRANSFER OF REGULATORY DOCUMENTS AND RESPONSIBILITY. Connetics and Prometheus shall each use their best efforts to transfer the FDA registration and to transfer regulatory responsibilities for the Product from Connetics to Prometheus as expeditiously as possible following the Closing Date. Without limiting the generality of the foregoing, promptly after the Closing Date, * and all supplements thereto, as amended, * and * and * which was withdrawn * shall be transferred from Connetics to Prometheus by (i) Connetics providing, and Prometheus receiving, the following: original copies of * and all supplements thereto, as amended, * all annual reports, and all Field alert reports that were filed with the FDA, and copies of other reports, including advertisements and promotional labeling and reports of withdrawals of approved drug products from sale, and (ii) the completion of the following requirements of 21 C.F.R. Section 314.72:

             8.10.1 Connetics shall submit to the FDA a letter or other documents that states that all rights of Connetics to the applications have been transferred to Prometheus;

             8.10.2 Prometheus shall submit to the FDA an application form, signed by Prometheus, and a letter or other document containing the following:

                    (a) Prometheus' commitment to agreements, promises and conditions made by Connetics and contained in the applications;

                    (b) The effective date of the change in ownership of the NDA;

                    (c) A statement that Prometheus has a complete copy of the approved application, including supplements and records that are required to be kept under 21 C.F.R. Section 314.81 and

             8.10.3 Prometheus agrees to advise the FDA about any changes in the conditions in the approved applications under 21 C.F.R. Section 314.70, and that Prometheus will advise the FDA

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       23.

in the next annual report about a change in the Product' s label or labeling or for any change in the Product's brand or the name of its manufacturer, packer, or distributor.

        8.11 COORDINATION OF REGULATORY REPORTING RESPONSIBILITIES. To accomplish the transfer of Section 8.10, Connetics shall designate a regulatory affairs individual to coordinate Prometheus' receipt of the original copies of * and all supplements thereto, as amended, * all annual reports, and any field alert reports that were filed with the FDA; and copies of other reports, including advertisements and promotional labeling and reports of withdrawals of approved Products from sale.

                                    ARTICLE 9

                              CLOSING ARRANGEMENTS

        9.1 CLOSING ARRANGEMENTS. At or before the Closing Date upon fulfillment of all conditions of this Agreement which have not been waived in writing by Prometheus or Connetics respectively:

             9.1.1 CONNETICS' DELIVERY OF CLOSING DOCUMENTS. Connetics shall deliver to Prometheus:

                   (a) a bill of sale substantially in the form of Exhibit C;

                   (b) all financial statements required to be provided prior to Closing under Section 5.5;

                   (c) such instruments of conveyance, assignment and transfer, in form and substance satisfactory to Prometheus, as shall be appropriate to convey, transfer and assign to, and to vest in Prometheus, good title to the Purchased Assets, free and clear of all Encumbrances;

                   (d) all technical data, formulations, product literature and other documentation related to the Purchased Assets;

                   (e) such certificates of Connetics' officers and such other documents evidencing satisfaction of the conditions specified in Articles 4 and 5 as Prometheus may reasonably request; and

                   (f) such other documents, instruments and certificates as Prometheus may reasonably request.

             9.1.2 PROMETHEUS' DELIVERY OF CLOSING DOCUMENTS. Prometheus shall deliver to Connetics:

* Certain information on this page has been omitted and filed separately with
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                                       24.

                   (a) such certificates of Prometheus' officers and such other documents evidencing satisfaction of the conditions specified in Articles 6 and 7 as Connetics may reasonably request; and

                   (b) such other documents, instruments and certificates as Connetics may reasonably request.

             9.1.3 PAYMENT OF PURCHASE PRICE. Subject to the fulfillment of the foregoing terms of Section 9.1 and upon the fulfillment of all the conditions of this Agreement, which have not been specifically waived in writing by Prometheus or Connetics, as the case may be, Prometheus shall pay and satisfy the Purchase Price as provided in Section 3.1 of this Agreement.

             9.1.4 PHYSICAL DELIVERY. Pursuant to delivery arrangements specified by Prometheus to Connetics prior to the Closing Date, and reasonably acceptable to Connetics, Connetics shall deliver to Prometheus at Prometheus' premises those tangible assets included in the Purchased Assets at the Closing Date or as soon thereafter as reasonably practical but in no event later than ten (10) Business Days after the Closing Date.

             9.1.5 PALADIN INVENTORY. Connetics shall transfer to Prometheus the amount of physical inventory of the Product held by Connetics for Paladin.

        9.2 TRANSFER EXPENSES--INTELLECTUAL PROPERTY. Connetics shall deliver to Prometheus such internet domain name, trademark and patent assignment documents in recordable form necessary to effect the transfer of such internet domain name, trademarks and patents to Prometheus. Prometheus shall be responsible for the recordation of same and Prometheus shall bear any costs and fees related thereto. Prometheus shall be responsible for all costs associated with the maintenance of the domain name, trademarks and patents from the Closing Date.

                                   ARTICLE 10

                        PROMETHEUS' CONDITIONS OF CLOSING

        Prometheus' obligation to purchase the Purchased Assets in accordance with the terms of this Agreement is subject to the following terms and conditions, each of which is to be fulfilled and/or performed at or prior to the Closing Date:

        10.1 REPRESENTATIONS AND WARRANTIES AT CLOSING. The representations and warranties of Connetics to Prometheus contained in this Agreement and Exhibits and Schedules to this Agreement shall be true and correct in all material respects.

        10.2 COMPLIANCE WITH TERMS AND CONDITIONS. All of the terms, covenants and conditions of this Agreement to be complied with or performed by Connetics at or before the Closing Date shall have been complied with or performed in all material respects.

        10.3 NECESSARY CONSENTS. There shall have been obtained from all appropriate federal, state, municipal or other governmental or administrative bodies such approvals or



                                       25.

consents as are required to permit the change of ownership of the Purchased Assets contemplated by this Agreement.

        10.4 NO ACTIONS TAKEN RESTRICTING SALE. No action or proceeding in the Territory by law or in equity shall be pending or threatened by any person, firm, corporation, government, governmental authority, regulatory body or agency to enjoin, restrict or prohibit the purchase and sale of the Purchased Assets contemplated by this Agreement or the right of Prometheus to conduct the business in respect of the Purchased Assets.

        10.5 SKB CONSENT. Connetics shall have received the consent of SKB to transfer the Supply Agreement and Connetics' payment obligations to SKB under the Ridaura Agreement and the commitment of SKB to obtain an FDA-approved validation of the manufacturing transfer regardless of the expiration date of the Supply Agreement, should such FDA-approved validation of manufacturing transfer not be completed to the satisfaction of the FDA prior to the expiration of the Supply Agreement, and commitment to Prometheus to extend the term of the Supply Agreement beyond the expiration date until such time as SKB has effected the transfer of the API, vendor and manufacturing agreements required to continue the manufacture of the Product to Prometheus on terms acceptable to Prometheus in terms of Exhibit E hereto.

        10.6 PHARMASCIENCE CONSENT. Connetics shall have received the consent of Pharmascience to transfer the Pharmascience Agreement, which consent shall be in a form and substance reasonably acceptable to the Parties.

        10.7 FINANCING. Prometheus shall have secured financing on terms and conditions reasonably satisfactory to Prometheus in an amount equal to the Purchase Price plus an amount necessary to pay all costs and expenses related to the transactions contemplated by this Agreement. Prometheus shall undertake best efforts to raise such financing, and Connetics shall show good faith to assist Prometheus and its Representatives in accessing historical information regarding the Product.

        10.8 INSURANCE CERTIFICATE. Connetics shall have provided Prometheus with a certificate of insurance documenting the coverage described in Section 5.9.

                                   ARTICLE 11

                        CONNETICS' CONDITIONS OF CLOSING

        Connetics' obligation to sell the Purchased Assets in accordance with the terms of this Agreement is subject to the following terms and conditions, each of which is to be fulfilled and/or performed at or prior the Closing Date.

        11.1 COMPLIANCE WITH TERMS. All the terms, covenants and conditions of this Agreement to be complied with or performed by Prometheus at or before the Closing Date shall have been duly complied with or performed in all material respects.

        11.2 NO ACTION TAKEN RESTRICTING SALE. No action or proceeding in the United States at law or in equity shall be pending or threatened by any person, firm, corporation, government, governmental authority, regulatory body or agency to enjoin, restrict or prohibit the purchase and



                                       26.

sale of the Purchased Assets contemplated by this Agreement or Connetics' right to sell the Purchased Assets.

        11.3 INSURANCE CERTIFICATE. Prometheus shall have provided Connetics with a certificate of insurance documenting the coverage described in Section 7.1.

                                   ARTICLE 12

                  CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES

        The obligations of each of the Parties are subject to the condition that as at the Closing Date, there shall exist no obligation to comply with the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and there shall exist no injunction or other order issued by a court of competent jurisdiction which would make unlawful the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 13

                                 INDEMNIFICATION

        13.1 CONNETICS' INDEMNIFICATION. Connetics will indemnify and hold harmless Prometheus and each of its directors, officers, employees, advisors, affiliates, agents and shareholders from and against any and all losses, damages, liabilities, costs, claims and expenses, including but not limited to attorney's fees, arising out of, based upon or resulting from:

             13.1.1 any claims against, or liabilities or obligations of, Connetics or against the Purchased Assets other than the Assumed Liabilities;

             13.1.2 any inaccuracy of any representation or warranty or schedule of Connetics which is contained in or made pursuant to this Agreement;

             13.1.3 the non-compliance by Connetics with the provisions of any applicable bulk sales act governing the purchase and sale of the Purchased Assets;

             13.1.4 any tax liability of Connetics (other than sales and use taxes referred to in Section 3.3 of this Agreement) including, without limitation, any tax liability arising out of the failure of Connetics or Prometheus to comply with any provisions of the tax laws of the State of California (including, without limitation, provisions requiring notice to state tax authorities concerning bulk or other sales of property); or

             13.1.5 any breach by Connetics of any of its agreements, covenants, warranties or obligations contained in or made pursuant to this Agreement.

        Connetics shall have no obligation to indemnify Prometheus under this
Section 13.1 for any breach of Connetics' representations and warranties made in or pursuant to this Agreement, until such time, if any, as the aggregate amount of the liabilities, losses, damages, claims costs and expenses arising out of such breach exceeds * and then only to the extent of such excess.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       27.

        13.2 PROMETHEUS' INDEMNIFICATION. Prometheus will indemnify and hold harmless Connetics and each of its directors, officers, employees, advisors, affiliates, agents and shareholders from and against any and all losses, damages, liabilities, costs, claims and expenses including but not limited to attorney's fees arising out of, based upon or resulting from;

             13.2.1 any inaccuracy of any representation or warranty of Prometheus which is contained in or made pursuant to this Agreement;

             13.2.2 any breach by Prometheus of any of its agreements, covenants, warranties or obligations contained in or made pursuant to this Agreement; or

             13.2.3 any of the Assumed Liabilities, excluding damages, liabilities, costs and claims arising out of or related to returns to the extent that Connetics has retained liability pursuant to Section 8.1.

        Prometheus shall have no obligation to indemnify Connetics under this
Section 13.2 for any breach of Prometheus's representations and warranties made in or pursuant to this Agreement, until such time, if any, as the aggregate amount of the liabilities, losses, damages, claims costs and expenses arising out of such breach exceeds * and then only to the extent of such excess.

        13.3 CLAIMS PROCEDURES.

             13.3.1 Promptly after any Party receives notice of or otherwise becomes aware of (x) any claim or (y) the commencement of any action or proceeding, such Party (the "INDEMNIFIED PARTY") will, if a claim with respect thereto is to be made against any Party obligated to provide indemnification (the "INDEMNIFYING PARTY") pursuant to this Article 13, give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from such claim. Failure by the Indemnifying Party to notify the Indemnified Party of its election to defend any such claim or action within a reasonable time, but in no event more than thirty days after notice thereof shall have been given to the Indemnifying Party of its right to defend such claim or action, shall be deemed an election by the Indemnifying Party not to assume the defense of such claim or action.

             13.3.2 If the Indemnifying Party assumes the defense of any such claim, or litigation resulting therefrom, the obligations of the Indemnifying Party as to such claim shall be limited to taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and to holding the Indemnified Party harmless from and against any and all losses, damages and liabilities caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation resulting therefrom. The Indemnified Party may participate, at its expense, in the defense of such claim or any litigation provided that the Indemnifying Party shall direct and control the defense of such claim or litigation. The Indemnifying Party shall not, in the defense of such claim of any litigation resulting therefrom, consent to entry of any judgment, except with the written consent of the Indemnified Party, or enter into any settlement, except with the written consent of the Indemnified Party, which does not include as an unconditional term thereof the giving by the

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       28.

claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation.

             13.3.3 If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate and, unless the Indemnifying Party deposits with the Indemnified Party a sum equivalent to the total amount demanded in such claim or an irrevocable letter of credit in form and substance reasonably satisfactory to the Indemnified Party, the Indemnified Party may settle such claim or litigation on such terms as it may deem appropriate, and the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of all reasonable expenses, including, without limitation, attorneys' fees, incurred by the Indemnified Party in connection with the defense against or settlement of such claims or litigation. If no settlement of such claim or litigation is made, the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to such claim or in such litigation and of all expenses, including, without limitation, attorneys' fees, incurred by the Indemnified Party in the defense against such claim or litigation.

        13.4 NATURE OF SURVIVAL OF REPRESENTATIONS, ETC. All representations warranties, covenants and agreements made by the Parties shall survive the Closing Date and any investigation at any time made by or on behalf of either party; provided, however, that no suit or action may be commenced in respect of a representation or warranty after thirty-six (36) months from the Closing Date.

                                   ARTICLE 14

                                   TERMINATION

        14.1 TERMINATION EVENTS. This Agreement may be terminated prior to the
Closing:

             14.1.1 by Prometheus if (i) there is a material Breach of any covenant or obligation of Connetics and such Breach shall not have been cured or Connetics shall not have commenced to cure within ten (10) days after the delivery of notice thereof to Connetics, or (ii) Prometheus reasonably determines that the timely satisfaction of any condition set forth in Article 10 has become impossible or impractical (other than as a result of any failure on the part of Prometheus to comply with or perform its covenants and obligations set forth in this Agreement);

             14.1.2 by Connetics if (i) there is a material Breach of any covenant or obligation of Prometheus and such Breach shall not have been cured or Prometheus shall not have commenced to cure within ten (10) days after the delivery of notice thereof to Prometheus, or (ii) Connetics reasonably determines that the timely satisfaction of any condition set forth in Article 11 has become impossible or impractical (other than as a result of any failure on the part of Connetics to comply with or perform any covenant or obligation set forth in this Agreement);

             14.1.3 by the mutual written consent of Prometheus and Connetics.

        14.2 TERMINATION PROCEDURES. If Prometheus wishes to terminate this Agreement pursuant to Section 14.1(a), Prometheus shall deliver to Connetics a written notice stating that



                                       29.

Prometheus is terminating this Agreement and setting forth a brief description of the basis on which Prometheus is terminating this Agreement. If Connetics wishes to terminate this Agreement pursuant to Section 14.1(b), Connetics shall deliver to Prometheus a written notice stating that Connetics is terminating this Agreement and setting forth a brief description of the basis on which Connetics is terminating this Agreement.

        14.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 14.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) no party shall be relieved of any obligation or other Liability arising from any Breach by such party of any provision of this Agreement; and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Article 14.5 and 15.

        14.4 NON-EXCLUSIVITY OF TERMINATION RIGHTS. The termination rights provided in Section 14.1 shall not be deemed to be exclusive. Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to
Section 14.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

        14.5 TERMINATION FEE.

             14.5.1 Prometheus agrees to pay to Connetics the sum of * in the event Prometheus terminates the Agreement pursuant to Section 14.1.1(ii) as a result of Prometheus being unable to satisfy the condition of closing as set forth in Section 10.7.

             14.5.2 Connetics agrees to pay Prometheus the sum of * in the event Prometheus is able to satisfy the conditions of Closing as set forth in Section
10.7 and 9.1.2 and Closing does not occur within fifteen (15) working days of Connetics' receipt of notice from Prometheus that Prometheus is able to satisfy said conditions because Connetics is either unwilling or unable to transfer to Prometheus the Purchased Assets; provided however, Connetics shall not be obligated to pay Prometheus such amount in the event that either (i) Connetics is unable to assign to Prometheus at Closing either the Supply Agreement or Pharmascience Agreement as a result of SKB or Pharmascience refusing to accept such assignment for reasons outside of the control of Connetics or (ii) SKB does not consent to the assumption by Prometheus of Connetics' payment obligation to SKB under the Ridaura Agreement.

                                   ARTICLE 15

                                  MISCELLANEOUS

        15.1 FURTHER ASSURANCES. Each of the Parties upon the request of the other Party, whether before or after the Closing Date and without further consideration, shall do, execute, acknowledge and deliver or cause to be done, executed acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       30.

transactions contemplated by this Agreement, and Connetics will provide Prometheus with access to financial information relating to the Purchased Assets as Prometheus may reasonably request.

        15.2 ANNOUNCEMENTS. The Parties agree that neither Party shall make any disclosure or public announcement with respect to this Agreement, the Product or any of the transactions contemplated by this Agreement, including, without limitation, the Purchase Price, without the prior written consent of the other Party. Nothing in this Section 15.2 shall restrict Connetics or Prometheus from making any disclosure or public announcement of the transactions contemplated by this Agreement to the extent that it, in its sole discretion reasonably exercised, is of the view that such disclosure or announcement is required or deemed advisable in order to meet its obligations under the securities or other applicable laws or stock exchange requirements in the United States of America; provided that, prior to making such disclosure announcement, the Party making it shall give written notice to the other Party and shall use reasonable efforts to secure confidential treatment of such information required to be disclosed. Further, nothing in this Section 15.2 shall restrict Connetics or Prometheus from making any disclosure to any of its Representatives, or with respect to Prometheus to any third party from whom Prometheus may obtain funding for (provided that such third party is under an obligation of confidentiality), in connection with the negotiation and consummation of the transactions contemplated by this Agreement or shall restrict Prometheus from making any disclosure or public announcement with respect to the Purchased Assets following the Closing Date. Without limiting the foregoing, Prometheus may disclose this Agreement and the transactions contemplated by this Agreement, to the extent reasonably necessary, in connection with any registration of the Product with any state or Federal agency.

        15.3 FEES AND EXPENSES.

             15.3.1 Subject to the provisions of Article 13 (including the indemnification and other obligations of Prometheus thereunder and Section 14.3(b)), Connetics shall bear and pay all fees, costs and expenses that have been incurred or that are in the future incurred by, on behalf of or for the benefit of Connetics in connection with: (i) the negotiation, preparation and review of the Term Sheet; the furnishing of information to Prometheus and its Representatives in connection with the investigation and review); (iii) the negotiation, preparation and review of this Agreement (including the Schedules) and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement; (iv) the preparation and submission of any filing or notice required to be made or given by Connetics in connection with any of the transactions contemplated by this Agreement, and the obtaining of any consent required to be obtained by Connetics in connection with any of such transactions; and (v) the consummation and performance of the transactions contemplated by this Agreement as required to be performed by Connetics.

        15.4 Subject to the provisions of Article 13 (including the indemnification and other obligations of Connetics thereunder and Section 14.3(b)), Prometheus shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Cooley Godward LLP that have been incurred or that are in the future incurred by or on behalf of Prometheus in connection with: (i) the negotiation, preparation and review of the Term Sheet;
(ii) the investigation and



                                       31.

review conducted by Prometheus and its Representatives with respect to the business of Connetics; (iii) the negotiation, preparation and review of this Agreement and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement; and (iv) the preparation and submission of any filing or notice required to be made or given by Prometheus in connection with any of the transactions contemplated by this Agreement, and the obtaining of any consent required to be obtained by Prometheus in connection with any such transactions; and (v) the consummation and performance of the transactions contemplated by this Agreement as required to be performed by Prometheus.

        15.5 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        15.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and in English and shall be sent by prepaid registered or certified mail, return receipt requested; by facsimile; by internationally recognized courier; or by personal delivery, in each case addressed to the other Party at the address below or at such other address for which such Party gives notice under this Agreement.

        IF TO CONNETICS:

        Connetics Corporation
        3294 West Bayshore Road
        Palo Alto, California  94303
        Attn:  President
        Fax:   650-843-2899

        AND IF TO PROMETHEUS:

        Prometheus Laboratories, Inc.
        5739 Pacific Blvd.
        San Diego, California  92121
        Attn:  President
        Fax:   858-410-1945

        Any such notice, direction or other instrument, if delivered, shall be deemed to have been given on the date on which it was delivered. Any Party may change its address for service from time to time by notice given to the other Party in accordance with the foregoing.

        15.7 APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of California (without giving effect to its principles of conflicts of laws).

        15.8 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). Connetics agrees that: (a) in the event of any Breach or threatened Breach by Connetics of any covenant, obligation or other provision set



                                       32.

forth in this Agreement, Prometheus shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and (b) Prometheus shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

        15.9 ENTIRE AGREEMENT. This Agreement, including the attached Exhibits and Schedules which are incorporated in this Agreement by reference, constitutes the entire agreement between the Parties with respect to the subject matter, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between Connetics and Prometheus with respect to such subject matter, including specifically the *. No amendment or modification of this Agreement shall be valid or binding upon the Parties unless made in writing and signed by the duly authorized representatives of both Parties.

        15.10 WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        15.11 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        15.12 KNOWLEDGE. For purposes of this Agreement, Prometheus and Connetics shall be deemed to have "knowledge" of a particular fact or other matter if any Representative of Prometheus or Connetics, respectively, has knowledge of such fact or other matter.

        15.13 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same Agreement.

        15.14 SINGULAR/PLURAL. In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing a specific gender shall include the other genders and references to persons shall include corporations and one or more persons, their heirs, executors, administrators or assigns as the case may be.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       33.

        15.15 HEADINGS, ETC. The division of this Agreement into Articles and Sections, and the insertion of headings, are for convenience of reference only and shall not affect the interpretation of the Agreement.

        15.16 SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, executors, successors, administrators, and assigns, but shall not be assignable by Connetics or Prometheus prior to the Closing Date. Prometheus shall be permitted to assign any of its rights and assign or delegate any of its obligations under this Agreement, in whole or in part, to any other Person after the Closing Date upon obtaining the prior written consent of Connetics, said consent not to be unreasonably withheld; provided, however, that Prometheus shall not be required to obtain Connetics' prior written consent after the expiration of the Royalty Period. Prometheus acknowledges that any such assignment or delegation may also require the prior written consent of Paladin and/or SKB. In the event of any such assignment or delegation, Prometheus shall remain liable to Connetics for the performance of any such assigned right or assigned or delegated obligation. Connetics shall be permitted to assign any of its rights and assign or delegate any of its obligations under the Agreement, in whole or in part, to any other Person after the Closing Date upon obtaining the prior written consent of Prometheus, said consent not to be unreasonably withheld. In the event of any such assignment or delegation, Connetics shall remain liable to Prometheus for the performance of any such assigned right or assigned or delegated obligation. Except for the provisions of Article 13 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any). Without limiting the generality of the foregoing, (i) no employee of Connetics shall have any rights under this Agreement (except as expressly set forth in Section 13.2), and (ii) no creditor of Connetics shall have any rights under this Agreement.



                    [THIS SPACE IS INTENTIONALLY LEFT BLANK]



                                       34.

        The undersigned have executed this Agreement of behalf of the Parties as of the Effective Date.

CONNETICS CORPORATION                           PROMETHEUS LABORATORIES, INC.

By: /s/ THOMAS G. WIGGANS                       By: /s/ JAMES A. SCHOENECK
   ---------------------------------------         -------------------------------------
    Thomas G. Wiggans                              James A. Schoeneck
    President and Chief Executive Officer          President and Chief Executive Officer


                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                LIST OF EXHIBITS

    Exhibit      Description
       A         Pharmascience Agreement
       B         Supply Agreement with SmithKline Beecham
       C         Form of Bill of Sale
       D         Ridaura Agreement
       E         SKB Letter

                                LIST OF SCHEDULES

   Schedule      Description
      1.1        Excluded Assets
      4.6        Inventory of Finished Goods
      4.9        Approvals, Registrations, Permits
      4.10       Connetics Contracts
      4.11       Intellectual Property
      4.16       Governmental Consents
      4.19       Customer Product Revenues
      8.4        Allocation of Purchase Price

                                    EXHIBIT A

                       SUPPLY AGREEMENT WITH PHARMASCIENCE


Incorporated by reference to Exhibit 10.55 of Connetics' Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 filed with the SEC on December 22, 1997. (Registration No. 333-41195)

                                    EXHIBIT B

                            SUPPLY AGREEMENT WITH SKB



Incorporated by reference to Exhibit 10.4 of Connetics' Report on Form 8-K filed on or about January 15, 1997. Confidential treatment was requested and granted as to certain portions of this exhibit at the time it was originally filed with the Securities and Exchange Commission.

                                    EXHIBIT C

                              FORM OF BILL OF SALE

                          BILL OF SALE AND ASSIGNMENT


     Bill of Sale and Assignment, dated ______________ 2001, from CONNETICS CORPORATION, a Delaware corporation ("Connetics") to PROMETHEUS LABORATORIES, INC., a California corporation ("Prometheus").

     1. Pursuant to the Asset Purchase Agreement between Connetics and Prometheus dated _____________, 2001 (the "Agreement"), incorporated herein by reference, and for valuable consideration therein recited, including a purchase price payable as set forth in Article 3 of the Agreement, and other good and valuable consideration recited therein, Connetics has respectively sold, conveyed, assigned, transferred, set over and delivered and by these presents does hereby sell, convey, assign, transfer, set over and deliver unto Prometheus, and to its successors and assigns forever, all and singular rights, title and interest in and to the Purchased Assets as described in Article 2 of the Agreement, all of which is incorporated herein by reference.

     2. Connetics hereby covenants and agrees to and with Prometheus, its successors and assigns, to execute and deliver all such other and further instruments of conveyance, assignment and transfer and all such other notices, releases, acquittances, powers of attorney and other documents, and to do all such other acts and things as may be necessary more fully to convey and assign to Prometheus or its successors and assigns, all and singular rights, title and interest in and to the Purchased Assets therein and hereby conveyed, assigned and transferred to or acquired by Prometheus by any such specific conveyances and assignments; and in case of conflict, such specific instrument shall control with respect to the properties or assets assigned or converted thereby.

     3. Connetics represents and warrants to Prometheus that (i) Connetics is the sole owner of the Purchased Assets with good title thereto free and clear of any mortgage, lien, charge, security interest, adverse claim or other encumbrance whatsoever (collectively, the "Encumbrances"), and (ii) Connetics has the right to transfer to Prometheus good title to the Purchased Assets, free and clear of all Encumbrances, and to execute this Bill of Sale and Assignment.

IN WITNESS WHEREOF, Connetics has caused this Bill of Sale and Assignment to be executed as of the date first above written.



Connetics Corporation



By:    ______________________

Title: ______________________

                                   EXHIBIT D

                               RIDAURA AGREEMENT





Incorporated by reference to Exhibit 2.1 of Connetics' Report on Form 8-K/A filed on or about January 15, 1997 and filed with the SEC on April 28, 1997 (Commission File No. 0-27406). Confidential treatment was requested and granted as to certain portions of this exhibit at the time it was originally filed with the Securities and Exchange Commission.

                                   EXHIBIT E

                                   SKB LETTER


     This Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested.

                                  SCHEDULE 1.1

                                 EXCLUDED ASSETS


There are no Excluded Assets

                                  SCHEDULE 4.6

                           INVENTORY OF FINISHED GOODS


Ridaura Inventory
End of Accounting Month March 2001

Total Quantity (Bottles of 60's)    *

                                          QUANTITY IN
     LOT #         EXPIRATION DATE          BOTTLES         PHYSICAL LOCATION
      *                  *                     *                  *
      *                  *                     *                  *
      *                  *                     *                  *
      *                  *                     *                  *


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  SCHEDULE 4.9

                        APPROVALS, REGISTRATIONS, PERMITS


List of INDs and NDAs in the United States:

*
*
*
*

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  SCHEDULE 4.10

                              CONNECTICS CONTRACTS


1. Distribution Services Agreement dated December 31, 1997 between Connetics Corporation and CORD Logistics, Inc (being renegotiated)

2.  *

3.  *

4.  *

5.  Medicaid Rebate Agreement

6.  Public Health Service

7.  Asset Purchase Agreement dated December 2, 1996 between Connetics and SKB

8.  Supply Agreement for Ridaura dated December 31,1996 between Connetics and
    SKB

9.  Supply Agreement between Connetics and Pharmascience dated December 19,1997

10. Canadian Asset Purchase Agreement between Connetics and Pharmascience dated December 18,1997

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  SCHEDULE 4.11

                              INTELLECTUAL PROPERTY


TRADEMARKS

U.S. Trademark Registration No. 1,179,785 for RIDAURA
U.S. Trademark Registration No. 1,382,960 for RIDAURA & Design

Worldwide agreement dated November 19, 1982 between Laboratories Smith Kline & French S.A. and Beecham Group p.l.c. permitting co-existence of RIDAURA and TYCAURAL for "veterinary preparation for the treatment of ear infections."

PATENTS

U.S.A Patents

Product RIDAURA

Subject Matter:  auranofin

      Country         Patent/Application No.     Filing Date        Grant Date         Expiry Date
U.S.A                 4,200,738               21 April 1977      29 April 1980      29 April 1997
U.S.A                 4,115,642               30 June 1977       19 Sept 1978       30 June 1997
U.S.A                 4,125,711               30 June 1977       14 Nov 1978        30 June 1997
U.S.A                 4,125,710               30 June 1977       14 Nov 1978        30 June 1997

COPYRIGHT

No known registrations/applications.

DOMAIN NAMES

Ridaura.com

                                  SCHEDULE 4.16

                              GOVERNMENTAL CONSENTS


No Government Consents

                                  SCHEDULE 4.19

                            CUSTOMER PRODUCT REVENUES

CONNETICS CORPORATION
RIDAURA SALES BY CUSTOMER
YTD 12/31/00

CUSTOMER                           SALES (ROUNDED TO WHOLE $)   % OF YTD SALES
                                      [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  SCHEDULE 8.4

                          ALLOCATION OF PURCHASE PRICE


To be attached within ninety (90) days of Closing